Exhibit 10.10
414058.1
AMENDMENT NUMBER FOUR TO THE AMERICAN NATIONAL
EXECUTIVE SUPPLEMENTAL SAVINGS PLAN

WHEREAS, American National Insurance Company (the “Company”) adopted the American National
Executive Supplemental Savings Plan (the “Plan”) effective October 31, 2013.

WHEREAS, the Company desires to make certain changes to the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows, effective January 1, 2019.

1.    Section 1.07 is deleted in its entirety and replaced with the following:

1.07    Compensation.

(a)
Except as hereinafter provided, "Compensation" for any Plan Year shall mean all payments made by an Employer (in the course of the Employer's trade or business) to a Participant for services for which the Employer is required to furnish the employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052 (W-2 or equivalent).

(b)
Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the employee under Sections 125, 132(1)(4), 402(e)(3), 402(h)(1)(B) or 403(b) of the Code.

(c)	Compensation shall not include reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation and welfare benefits.

(d)
Compensation shall not include any amount otherwise includable in Compensation that results from restricted stock, restricted stock units, book value units or stock appreciation rights or Christmas bonuses.

(e)	In determining the Employer Matching Contribution to which a Participant is entitled under Article IV, the Participant's Compensation shall be determined before any Deferral made under this Plan.

IN WITNESS WHEREOF, the Company has executed this Amendment of the Plan as of the 18th day of April, 2019.

AMERICAN NATIONAL INSURANCE COMPANY

By:    /s/ B.M. LePard
Title:    SVP & CHRO

AMENDMENT NUMBER THREE TO THE AMERICAN NATIONAL
EXECUTIVE SUPPLEMENTAL SAVINGS PLAN

WHEREAS, American National Insurance Company (the “Company”) adopted the American National
Executive Supplemental Savings Plan (the "Plan") effective October 31, 2013.

WHEREAS, the Company desires to make certain clarifying and technical changes to the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows, effective January 1, 2019.

1.    Section 4.02 is deleted in its entirety and replaced with the following:

4.02    Employer Nonelective Contributions.

For each Plan Year, the applicable Employer will make a Nonelective Contribution to the Plan on behalf of each Participant employed by it equal to the amount, if any, by which the Employer Matching Contribution allocated to the Participant's account under the 401(k) Plan for any Plan Year is less, than the amount that such allocation would have been if the amount of the Participant's Compensation Deferral Election hereunder would have been paid in cash to the Participant for that year and all other limitations under the 401(k) Plan apply.

IN WITNESS WHEREOF, the Company has executed this Amendment of the Plan as of the 20th day of November, 2018.

AMERICAN NATIONAL INSURANCE COMPANY

By:     /s/ James E. Pozzi
Its:     President & CEO